EXHIBIT 10b1

                        AMENDMENT TO SEVERANCE AGREEMENT


          This AMENDMENT dated as of August 1, 1998 to the Severance Agreement (the "Agreement") dated as of January 2, 1991, as amended, between AMERICAN BRANDS, INC., a Delaware corporation (the "Company") and GILBERT L. KLEMANN, II (the "Executive"),

                              W I T N E S S E T H :

          WHEREAS, the Company (now known as Fortune Brands, Inc.) and the Executive entered into the Agreement in order to provide severance benefits in the event of termination of the Executive's employment; and

          WHEREAS, the Company and the Executive desire to amend the Agreement in order to provide severance benefits in the event that the Executive terminates employment for Good Reason (as defined herein) or as a result of a Relocation (as defined herein);

          NOW, THEREFORE, in consideration of the premises and to further assure the retention of the Executive in the employ of the Company after the date of this Amendment to Severance Agreement, the parties hereto do hereby agree as follows:

          1. Section 1(a) of the Agreement is hereby amended in its entirety as follows:

               "(a) Entitlement to Benefits. If and only if during the term of the Agreement the Executive's employment with the Company is terminated by the Company other than for Disability or Cause or by the Executive for Good Reason or as a result of a Relocation (each as defined in this Section 1), the Executive shall be entitled to benefits as provided in Section 2. The Executive shall not be entitled to any benefits hereunder in the event his employment with the Company is terminated as a result of his death, by the Company for Disability or Cause or by the Executive other than for Good Reason or as a result of a Relocation."

          2. Section 1(d) of the Agreement is hereby amended by changing the first sentence thereof as follows:

          "Any termination by the Company for Disability or Cause shall be communicated by Notice of Termination to the Executive and any termination by the Executive for Good Reason or as a result of a Relocation shall be communicated by Notice of Termination to the Company."

          3. Section 1(e) of the Agreement is hereby amended in its entirety as follows:

               "(e) Termination Date. As used herein, 'Termination Date' shall mean (i) if employment is terminated by the Company for Disability, 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (ii) if employment is terminated by the Company for Cause, the date on which a Notice of Termination is given, (iii) if employment is terminated for Good Reason, the date specified in the Notice of Termination, (iv) if employment is terminated as a result of a Relocation, the day of completion of six months (or such shorter period specified by the Company at its election) of full-time employment with the Company after the date specified in the Notice of Termination and (v) if employment is terminated for any other reason, the date on which the Executive ceases to perform his duties for the Company; provided, however, that if within 30 days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by written agreement of the parties or by a final judgment, order or decree of court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, further, however, that if the dispute is resolved in favor of the Company, the Termination Date shall not be so extended but shall be the date determined under clauses (i) through
          (v) of this Section 1(e)."

          4. Section 1(f) is hereby added to the Agreement as follows:

               "(f) Good Reason. Termination of employment by the Executive for Good Reason shall be deemed to have occurred only if the Executive terminates his employment and provides a Notice of Termination to the Company prior to such date for any of the following reasons:

                    (i) a reduction by the Company in the Executive's base
               salary as in effect on August 1, 1998 plus all increases therein subsequent thereto;

                    (ii) the failure of the Company substantially to maintain
               and to continue the Executive's participation in the Company's benefit plans as in effect on August 1, 1998 and with all improvements therein subsequent thereto (other than those plans or improvements that have expired thereafter in accordance with their original terms), or the taking of any action which would materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him on August 1, 1998 or subsequently. For the purposes hereof such benefit plans shall include, but not be limited to, the Incentive Compensation Plans, the Pension Plans, the Defined Contribution Plan and the Company's Long-Term Incentive Plan;

                    (iii) the sum of the Executive's base salary and the amount paid to the Executive as incentive compensation under the Incentive Compensation Plans for any calendar year during the term hereof is less than 90% of the sum of the Executive's base salary and the amount paid to the Executive under the Incentive Compensation Plans for 1997 or any subsequent year during the term hereof for which the sum of such amounts was greater; provided, however, that this paragraph shall not be applicable if the cause of the reduction of the sum of the Executive's base salary and incentive compensation is a failure of the Company to meet performance goals under the Incentive Compensation Plans;

                    (iv) the failure of the Company to provide the Executive
               during each calendar year with a number of paid vacation days at least equal to the number of paid vacation days to which he was entitled at the date hereof plus any increases therein subsequent thereto;

                    (v) any purported termination of the Executive's employment by the Company which is not effected pursuant to a Notice of Termination, and for purposes of this Agreement, no such purported termination shall be effective; or

                    (vi) any failure of the Company to comply with and satisfy
               Section 3;

          provided, however, that termination of employment by the Executive under clauses (i), (ii) and (iii) above shall not be deemed to have occurred for Good Reason if the reason for the compensation reduction or failure of benefit plan coverage thereunder is due to a change in the individual elements of aggregate compensation, which change is applicable to officers of the Company generally, without a material reduction in aggregate compensation."

          5. Section 1(g) is hereby added to the Agreement as follows:

               "(g) Relocation. Relocation means the relocation of the Company's principal executive offices from Old Greenwich, Connecticut to a location more than 35 miles from Old Greenwich, Connecticut or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations on August 1, 1998."

          6. Section 2(a) of the Agreement is hereby amended in its entirety as follows:

               "(a) If the Executive's employment is terminated by the Company for Disability or Cause or by the Executive other than (i) for Good Reason or (ii) as a result of a Relocation, the Company shall have no obligation to pay any compensation to the Executive under this Agreement in respect of periods beginning on or after the Termination Date, but this Agreement shall have no effect on any other obligation the Company may have to pay the Executive compensation to which he may otherwise be entitled."

          7. Section 2(b) of the Agreement is hereby amended by adding "or the Executive terminates his employment for Good Reason," after the words "Disability or Cause," in the first sentence thereof.

          8. Section 2(c) of the Agreement is hereby amended by adding "or the Executive terminates his employment for Good Reason," after the words "Disability or Cause," in the first sentence thereof.

          9. Section 2(d) of the Agreement is hereby amended by adding "or the Executive terminates his employment for Good Reason," after the words "Disability or Cause," in the first sentence thereof and to delete the following sentence therefrom:

          "Benefits hereunder which commence prior to age 60 shall be actuarially reduced to reflect early commencement to the extent, if any, provided in the Retirement Plan as if the Executive's Termination Date were an Early Retirement Date."

          10. Section 2(e) of the Agreement is hereby amended by adding "or the Executive terminates his employment for Good Reason," after the words "Disability or Cause," therein.

          11. Section 2(f) of the Agreement is hereby amended by adding "or the Executive terminates his employment for Good Reason," after the words "Disability or Cause," in the first sentence thereof as well as to add "and reduced by the amount actually paid for such calendar year under the Incentive Compensation Plans" at the end of clause (ii) thereof.

          12. Section 2(g) of the Agreement is hereby amended by adding "or the Executive terminates his employment as a result of a Relocation or for Good Reason" after the words "Disability or Cause" therein.

          13. Section 2(k) is hereby added to the Agreement as follows:

               "(k) In the event that the Executive terminates his employment as a result of a Relocation by delivering to the Company a Notice of Termination not later than the first anniversary of the Relocation, the Company shall provide the Executive with the severance benefits set forth in this Section 2 and at the respective dates set forth in this Section 2, except that

                    (i) the multiplier set forth in Section 2(b)(ii)(B) shall be one-half of such multiplier set forth therein;

                    (ii) the period for which employee benefit coverage shall be maintained after the Executive's Termination Date under Section 2(c) shall be one-half of the period set forth therein; and

                    (iii) the additional period of Service and amount of Actual
               Earnings set forth in Section 2(d) shall be one-half of the period and amount set forth therein.

               Payment of severance benefits under this Section 2(k) shall be subject to the Executive continuing in the full-time employ of the Company for six months (or such shorter period specified by the Company at its election) following the delivery of a Notice of Termination to the Company and the Termination Date of the Executive shall be the end of such six month (or such shorter) period. For the avoidance of doubt, if the Executive's employment with the Company is terminated by the Company other than for Disability or Cause, or by the Executive for Good Reason, the Executive shall be entitled to the full severance benefits set forth in Section 2 rather than the reduced severance benefits set forth in this Section 2(k) even though the termination of the Executive's employment occurs in connection with or at approximately the same time as a Relocation."

          14. Section 2(l) is hereby added to the Agreement as follows:

               "(l) In addition to any other benefits which may be payable to the Executive under the Pension Plans and Section 2(d) hereof, if the Executive's employment with the Company is terminated by the Company other than for Disability or Cause, or by the Executive for Good Reason or as a result of a Relocation, and the Termination Date occurs before the Executive attains Early Retirement Date (as defined in the Retirement Plan), the Company shall pay to the Executive a supplemental pension benefit in an amount equal to the difference between (i) the benefits payable from the Pension Plans and Section 2(d) hereof and (ii) 65% of the Executive's accrued benefit under the Pension Plans and Section 2(d) hereof, provided that the Executive's full accrued benefit under the Pension Plans and Section 2(d) hereof shall be paid without reduction for early payment if the Executive has completed at least 30 years of Qualifying Employment (as defined in the Retirement Plan) at the date of the Executive's termination of employment with entitlement to a benefit hereunder.

               This additional pension benefit shall be payable outside the Pension Plans and shall commence on the first day of the month following the Executive's termination of employment with the Company even though pension benefits may not yet then be payable under the Pension Plans and Section 2(d) hereof. The benefit payable under this
          Section 2(l) shall be paid to the Executive in the form of a 100% joint and survivor annuity with the Executive's spouse as contingent annuitant if the Executive is married at the date of commencement of payments hereunder in which event the benefit shall be further reduced for the joint and survivor annuity coverage to the same extent as provided in the Supplemental Plan; provided that if the Executive is not married at the date the enhanced pension benefits commence hereunder, the enhanced pension benefits under this Section 2(l) shall be paid as an annuity for the Executive's life only. At the time that benefits commence under the Supplemental Plan, the monthly benefits payable hereunder shall then be actuarially adjusted to the form of benefit payable under the Supplemental Plan and shall be paid in the same form as the benefit payable under the Supplemental Plan, with survivorship benefits hereunder then payable after the Executive's death to the same contingent annuitant to whom benefits are payable under the Supplemental Plan, if any, that survives the Executive.

               In the event that an employee grantor trust ("Grantor Trust") has been established among the Company, the Executive and a trustee, the Company may provide the additional pension benefits payable pursuant to Section 2(d) and Section 2(l) through the Grantor Trust (or, at the Executive's request, the Segregated Account referred to in the Grantor Trust) as soon as practicable after the termination of employment of the Executive using the same actuarial basis and methodology as for other Supplemental Plan benefits which are provided through the Grantor Trust and assuming that the underlying monthly pension benefits which are valued for Grantor Trust funding purposes are payable in the form of an annuity for the life of the Executive only and commencing immediately upon termination of employment but with the early payment reduction calculated as if the Executive had terminated employment at age 55."

          15. All references to "American Brands, Inc." in the Agreement be and they are hereby changed to references to "Fortune Brands, Inc."

          IN WITNESS WHEREOF, the Company has caused this Amendment to Severance Agreement to be signed by its officer thereunto duly authorized and its seal to be hereunder affixed and attested and the Executive has hereunto set his hand as of the date first written above.


                                          FORTUNE BRANDS, INC.


(Corporate Seal)                          By   Steven C. Mendenhall
                                            ---------------------------
                                            Steven C. Mendenhall
ATTEST:                                     Senior Vice President and
                                            Chief Administrative Officer


   Louis F. Fernous, Jr.                      Gilbert L. Klemann, II
---------------------------                 ---------------------------
        Secretary                             GILBERT L. KLEMANN, II